Exhibit 3.20

ARTICLES OF ORGANIZATION

OF

GREAT LAKES KRAUT COMPANY, LLC

Under Section 293 of the Limited Liability Company Law

The undersigned, for the purpose of forming a limited liability company pursuant to Section 203 of the New York Limited Company Law, hereby certifies:

The name of the limited liability company is GREAT LAKES KRAUT COMPANY, LLC.

2. The office of the limited liability company shall be located it the County of Monroe, State of New York.

3. There is no rent or date upon which the limited liability company is to dissolve other than the events set forth in this statute.

4. The Secretary of State of the State of New York is hereby designated u the agent at the limited liability company upon whom process in any action or proceeding against it may be served and the address to which the Secretary of State shall main a copy of process in any action, or proceeding against the company which may be served upon him is P.O. Box 217, 400 Clark Street, Bear Creek, Wisconsin 54922.

5. The limited liability company-shall be managed by one or more managers.

IN WITNESS WHEREOF, I have signed these Articles of Organization this 13th day of June, 1997 and hereby affirm the truth of the statecraft° contained herein under penalties of perjury.

/s/ David M. Mehalick
David M. Mehalick Organizer

STATE OF NEW YORK

Monroe County

Leslie Smith being duly sworn, deposeth and, saith that she is the Bookkeeper for THE BRIGHTON-PITTSFORD POST, a weekly newspaper published in the Town of Pittsford, County and State aforesaid, and that a notice, of which the annexed is a printed copy, was published in the said paper at least once in each week, for 6 successive weeks, commencing on the 24 day of Sept., 1997 and ending on the 29 day of Oct. 1997.

/s/ Leslie Smith
Sworn-to before me, this 29th day of October, 1997

/s/ Rosamond Parish
Notary Public, State of N.Y.

Expires	5/98

AIDF-24

AFFIDAVIT OF PUBLICATION

STATE OF NEW YORK

COUNTY OF MONROE                 SS:

CITY OF ROCHESTER

Rebecca Lewis being duly sworn in, says that she is a Classified Associate for WMT Publications, Inc., the publisher of CITY NEWSPAPER, a weekly newspaper published in Rochester, New York, and that the notice annexed hereto was published in said paper one in each week by 6 successive weeks, the first published on 29 day of October, 1997 and the last published on the day of 3 December, 1997.

Rebecca Lewis

Sales Representative

Sworn to me before this 21 day of December, 1997

/s/ Diane H. Diamond
DIANE H. DIAMOND Notary Public, State of New York Qualified in Monroe County My Commission Expires July 12, 1999

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANIZATION

OF

GREAT LAKES KRAUT COMPANY, LLC

Under Section 211 of the Limited Liability Company Law

1. The name of the limited liability company is GREAT LAKES KRAUT COMPANY, LLC.

2. The Articles of Organization were filed by the Department of State on June 16, 1997.

3. The Articles of Organization, as now in full force and effect, are hereby amended as follows:

(a) To change the name of the limited liability company to GLK, LLC. The Paragraph designated “I.” in the Articles of Organization is hereby amended to read in its entirety as follows:

1. The name of the limited liability company is GLK, LLC.

(b) To change the address to which the Secretary of State shall mail a copy of process served upon him to 90 Linden Oaks, Rochester, New York 14625. The Paragraph designated “4.” in the Articles of Organization is hereby amended to read in its entirety as follows:

4. The Secretary of State of the State of New York is hereby designated as the agent of the limited liability company upon whom process in any action or proceeding against it may be served and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the limited liability company which may be served upon him is 90 Linden Oaks, Rochester, New York 14625.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment this 27 day of 2003.

/s/ David J. Pico

Name:	David J. Pico

Title:	V.P. Finance / Authorized Person